Exhibit 10.2

AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of January 14, 2011, by and between CorMedix Inc., a Delaware corporation with principal executive offices at 745 Route 202-206 South, Suite 303, Bridgewater, NJ 08807 (the “Company”), and Brian Lenz, residing at 29 Arrowhead Drive, Neshanic Station, NJ 08853 (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of February 4, 2010 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the terms of the Employment Agreement to modify the Executive’s compensation;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the Employment Agreement unless the context hereof clearly provides otherwise or unless otherwise defined herein.

2.           Amendments.  The Employment Agreement is hereby amended as follows:

(a)           Section 4(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

Base Salary.  The Company shall pay Executive a salary equal to Two Hundred Fifty Thousand Dollars ($250,000.00) per year (as it may be increased from time to time the “Base Salary”), less applicable withholdings and deductions. Payment shall be made in accordance with the Company’s normal payroll practices. The Board shall annually review the Base Salary to determine whether an increase in the amount thereof is warranted.

(b)           Section 4(b) of the Employment Agreement is hereby deleted and removed in its entirety.

3.           Effectiveness of Amendments.  The amendments set forth in Section 2 shall be effective as of January 1, 2011.

4.           Conflicting Provisions.  In the event of any conflict or inconsistency between the provisions of this Amendment and those contained in the Employment Agreement, the provisions of this Amendment shall govern and control and be binding upon the parties hereto.

5.           Miscellaneous Provisions.

(a)           Except as modified by this Amendment, the Employment Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(b)           This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey, without giving effect to its principles of conflicts of laws.

(c)           The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Employment Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

(d)           This Amendment may not be changed orally but only by a writing signed by both parties hereto.

(e)           This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

Remainder of Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORMEDIX INC.

By:	/s/ John Houghton
Name:	John Houghton
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Brian Lenz
Brian Lenz